As filed with the Securities and Exchange Commission on August 6, 2009
Registration No. 333-160133

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 3
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Seacoast Banking Corporation of Florida
(Exact name of registrant as specified in its charter)

Florida	6022	59-2260678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ralph F. MacDonald III, Esq. Jones Day 1420 Peachtree Street, N.E., Suite 800 Atlanta, Georgia 30309 (404) 581-3939	Stuart G. Stein, Esq. R. Daniel Keating, Esq. Hogan & Hartson LLP 555 Thirteenth Street, NW Washington, DC 20004 (202) 637-8575

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to the Form S-1 Registration Statement is to incorporate an additional exhibit. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note and Part II of the Registration Statement. The prospectus, financial statements and valuation and qualifying accounts are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee, the FINRA filing fee and the Nasdaq Global Select Market listing fee.

Amount to
be Paid

SEC Registration Fee	$4,815.16
FINRA Filing Fee	*
Nasdaq Global Select Market Listing Fee	*
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Blue Sky Fees and Expenses	*
Transfer Agent and Registrar Fees	*
Miscellaneous Expenses	*

Total	$ *

*	To be completed by amendment.

Item 14.	Indemnification of Directors and Officers

The Florida Act permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the Florida Act permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, the Florida Act provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under the Florida Act, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Our amended and restated bylaws contain indemnification provisions similar to the Florida Act, and further provide that we may purchase and maintain insurance on behalf of our directors, officers, employees and agents in their capacities as such, or serving at the request of us, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our amended and restated bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, or to persons controlling us, pursuant to our amended and restated bylaws or the Florida Act, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by the Florida Act to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to the Florida Act, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

We have purchased certain liability insurance for our officers and directors.

Item 15.	Recent Sales of Unregistered Securities.

On December 19, 2008, we entered into a purchase agreement with the United States Department of the Treasury, pursuant to which we agreed to issue and sell (i) 2,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.10 per share and (ii) a warrant to purchase 1,179,245 shares of our common stock, par value $0.10 per share, for an aggregate purchase price of $50,000,000 in cash. These securities were sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Section (4)(2) of the Securities Act. The purchaser in such transaction was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Incorporation Incorporated herein by reference from the Company’s Quarterly Report of Form 10-Q, dated May 10, 2006.
3.2	Amended and Restated By-laws of the Corporation Incorporated herein by reference from the Company’s Form 8-K, dated December 18, 2007.
3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation
Establishing and designating Fixed Rate Cumulative Perpetual Preferred Stock, Series A incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008.

Exhibit
Number	Description

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation Incorporated herein by reference to the Company’s Registration Statement on Form S-1, dated June 19, 2009.
3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation Incorporated herein by reference to the Company’s Form 8-K, dated July 20, 2009.
4.1	Specimen Common Stock Certificate Incorporated herein by reference from the Company’s Form 10-K, dated March 28, 2003.
4.2	Junior Subordinated Indenture
Dated as of March 31, 2005, between the Company and Wilmington Trust Company, as Trustee (including the form of the Floating Rate Junior Subordinated Note, which appears in Section 2.1 thereof), incorporated herein by reference from the Company’s Form 8-K, dated March 31, 2005.
4.3	Guarantee Agreement
Dated as of March 31, 2005 between the Company, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee, incorporated herein by reference from the Company’s Form 8-K, dated March 31, 2005.
4.4	Amended and Restated Trust Agreement
Dated as of March 31, 2005, among the Company, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein, as Administrative Trustees (including exhibits containing the related forms of the SBCF Capital Trust I Common Securities Certificate and the Preferred Securities Certificate), incorporated herein by reference from the Company’s Form 8-K, dated March 31, 2005.
4.5	Indenture
Dated as of December 16, 2005, between the Company and U.S. Bank National Association, as Trustee (including the form of the Junior Subordinated Debt Security, which appears as Exhibit A to the Indenture), incorporated herein by reference from the Company’s Form 8-K, dated December 16, 2005.
4.6	Guarantee Agreement
Dated as of December 16, 2005, between the Company, as Guarantor, and U.S. Bank National Association, as Guarantee Trustee, incorporated herein by reference from the Company’s Form 8-K, dated December 16, 2005.
4.7	Amended and Restated Declaration of Trust
Dated as of December 16, 2005, among the Company, as Sponsor, Dennis S. Hudson, III and William R. Hahl, as Administrators, and U.S. Bank National Association, as Institutional Trustee (including exhibits containing the related forms of the SBCF Statutory Trust II Common Securities Certificate and the Capital Securities Certificate), incorporated herein by reference from the Company’s Form 8-K, dated December 16, 2005.
4.8	Indenture
Dated June 29, 2007, between the Company and LaSalle Bank, as Trustee (including the form of the Junior Subordinated Debt Security, which appears as Exhibit A to the Indenture), incorporated herein by reference from the Company’s Form 8-K, dated June 29, 2007.
4.9	Guarantee Agreement Dated June 29, 2007, between the Company, as Guarantor, and LaSalle Bank, as Guarantee, incorporated herein by reference from the Company’s Form 8-K, dated June 29, 2007.
4.10	Amended and Restated Declaration of Trust
Dated June 29, 2007, among the Company, as Sponsor, Dennis S. Hudson, III and William R. Hahl, as Administrators, and LaSalle Bank, as Institutional Trustee (including exhibits containing the related forms of the SBCF Statutory Trust III Common Securities Certificate and the Capital Securities Certificate), incorporated herein by reference from the Company’s Form 8-K, dated June 29, 2007.

Exhibit
Number	Description

4.11	Trust Agreement of SBCF Capital Trust IV
Dated May 16, 2008, among the Company, as Depositor and Wilmington Trust Company, a Delaware banking corporation, as Trustee (including exhibits containing the related forms of Junior Subordinated Indenture, Subordinated Indenture, Senior Indenture, Guarantee Agreement and the Amended and Restated Trust Agreement of SBCF Capital Trust IV), incorporated herein by reference from the Company’s Form S-3, dated May 23, 2008.
4.12	Trust Agreement of SBCF Capital Trust V
Dated May 16, 2008, among the Company, as Depositor and Wilmington Trust Company, a Delaware banking corporation, as Trustee (including exhibits containing the related forms of Junior Subordinated Indenture, Subordinated Indenture, Senior Indenture, Guarantee Agreement and the Amended and Restated Trust Agreement of SBCF Capital Trust V), incorporated herein by reference from the Company’s Form S-3, dated May 23, 2008.
4.13	Specimen Preferred Stock Certificate Incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008.
4.14	Warrant for Purchase of Shares of Common Stock Incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008.
5.1	Opinion of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered+
10.1	Amended and Restated Retirement Savings Plan for Employees of Seacoast National Bank effective January 1, 2009
Incorporated herein by reference from the Company’s Current Report on Form 8-K, filed on August 6, 2009.
10.2	Amended and Restated Employee Stock Purchase Plan Incorporated herein by reference from the Company’s Proxy Statement on Form DEF 14A as Exhibit A, dated April 27, 2009.
10.3	Amendment #1 to the Employee Stock Purchase Plan Incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 29, 1991.
10.4	Executive Employment Agreement Dated March 22, 1991 between A. Douglas Gilbert and the Bank, incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 29, 1991.
10.5	Executive Employment Agreement
Dated January 18, 1994 between Dennis S. Hudson, III and the Bank, incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 28, 1995.
10.6	Executive Employment Agreement Dated July 31, 1995 between C. William Curtis, Jr. and the Bank, incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 28, 1996.
10.7	Executive Employment Agreement Dated January 2, 2007 between Harry R. Holland, III and the Bank, incorporated herein by reference from the Company’s Form 8-K, dated January 2, 2007.
10.8	1996 Long Term Incentive Plan Incorporated herein by reference from the Company’s Registration Statement on Form S-8 File No. 333-91859, dated December 1, 1999.
10.9	2000 Long Term Incentive Plan, as Amended Incorporated herein by reference from the Company’s Proxy Statement on Form DEF 14A as Exhibit A, dated March 13, 2000.
10.10	Executive Deferred Compensation Plan Incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 30, 2001.
10.11	Line of Credit Agreement Incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 28, 2003.

Exhibit
Number	Description

10.12	Change of Control Employment Agreement Dated December 24, 2003 between Dennis S. Hudson, III and the Registrant, incorporated herein by reference from the Company’s Form 8-K, dated December 24, 2003.
10.13	Change of Control Employment Agreement Dated December 24, 2003 between A. Douglas Gilbert and the Registrant, incorporated herein by reference from the Company’s Form 8-K, dated December 24, 2003.
10.14	Change of Control Employment Agreement Dated December 24, 2003 between C. William Curtis, Jr. and the Registrant, incorporated herein by reference from the Company’s Form 8-K, dated December 24, 2003.
10.15	Change of Control Employment Agreement Dated December 24, 2003 between William R. Hahl and the Company, incorporated herein by reference from the Company’s Form 8-K, dated December 24, 2003.
10.16	Change of Control Employment Agreement Dated December 24, 2003 between Jean Strickland and the Company, incorporated herein by reference from the Company’s Form 8-K, dated January 7, 2004.
10.17	Change of Control Employment Agreement
Dated July 18, 2006 between Richard A. Yanke and the Registrant, incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 15, 2007.
10.18	Directors Deferred Compensation Plan Dated June 15, 2004, but effective July 1, 2004, incorporated herein by reference from the Company’s Annual Report on Form 10-K, filed on March 17, 2005.
10.19	Executive Transition Agreement Dated June 22, 2007, between A. Douglas Gilbert and the Registrant incorporated herein by reference from the Company’s Form 8-K, dated June 22, 2007.
10.20	Consulting and Restrictive Covenants Agreement Dated June 22, 2007, between A. Douglas Gilbert and the Registrant incorporated herein by reference from the Company’s Form 8-K, dated June 22, 2007.
10.21	Executive Employment Agreement Dated March 26, 2008 between O. Jean Strickland and the Bank and Company, incorporated herein by reference from the Company’s Form 8-K, dated March 26, 2008.
10.22	2008 Long-Term Incentive Plan Incorporated herein by reference from the Company’s Proxy Statement on Form DEF 14A as Exhibit A, dated March 18, 2008.
10.23	Letter Agreement Dated December 19, 2008, between the Company and the United States Department of the Treasury incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008.
10.24	Formal Agreement Dated December 16, 2008, between the Company and the Office of the Comptroller of the Currency incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008.
10.25	Waiver of Senior Executive Officers
Dated December 19, 2008, issued to the United Stated Department of the Treasury incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008.
10.26	Consent of Senior Executive Officers
Dated December 19, 2008, issued to the United States Department of the Treasury incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008.
10.27	Form of 409A Amendment to Employment Agreements with Dennis S. Hudson, III, William R. Hahl, A. Douglas Gilbert, O. Jean Strickland and H. Russell Holland, III
Incorporated herein by reference from the Company’s Form 8-K, dated January 5, 2009
10.28	2006 Key Manager Incentive Plan Incorporated herein by reference from the Company’s Form 10-K/A, filed on July 31, 2009

Exhibit
Number	Description

10.29	2007 Key Manager Incentive Plan Incorporated herein by reference from the Company’s Form 10-K/A, filed on July 31, 2009
21.1	Subsidiaries of the Registrant+
23.1	Consent of KPMG LLP
23.2	Consent of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered (included in Exhibit 5.1)+
24.1	Power of Attorney+

*	To be filed by amendment.

+	Previously filed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes as follows:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stuart, State of Florida, on August 6, 2009.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title

* Dennis S. Hudson, III	Chairman and Chief Executive Officer (Principal Executive Officer)

* Dale M. Hudson	Vice-Chairman of the Board and Director

* William R. Hahl	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Stephen E. Bohner	Director

* Jeffrey C. Bruner	Director

* John H. Crane	Director

* T. Michael Crook	Director

* H. Gilbert Culbreth, Jr.	Director

* Christopher E. Fogal	Director

* Jeffrey S. Furst	Director

* A. Douglas Gilbert	Director

Signature		Title

* Dennis S. Hudson Jr.		Director

* Thomas E. Rossin		Director

* Thomas H. Thurlow, Jr.		Director

* Edwin E. Walpole III		Director

*By:	/s/ Dennis S. Hudson, III Dennis S. Hudson, III Attorney-in-Fact